                                                                     EXHIBIT 4.3

                           INVESTOR RIGHTS AGREEMENT
                                    BETWEEN
                             LSI LOGIC CORPORATION
                                      AND
                        LSI LOGIC STORAGE SYSTEMS, INC.
                                 MARCH 15, 2004

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I  REGISTRATION RIGHTS......................................    1
 1.1    Requested Registration......................................    1
 1.2    Company Registration........................................    3
 1.3    Registration on Form S-3....................................    3
 1.4    Expenses of Registration....................................    3
 1.5    Registration Procedures.....................................    3
 1.6    Indemnification.............................................    4
 1.7    Information by LSI Logic....................................    6
 1.8    Rule 144 Reporting..........................................    6
 1.9    Limitations on Subsequent Registration Rights...............    6
1.10    Termination of Registration Rights..........................    6

ARTICLE II  RIGHT OF FIRST REFUSAL..................................    7
 2.1    Right of First Refusal to LSI Logic.........................    7

ARTICLE III  MISCELLANEOUS..........................................    8
 3.1    Limitation of Liability.....................................    8
 3.2    Entire Agreement............................................    8
 3.3    Governing Law...............................................    8
 3.4    Dispute Resolution..........................................    8
 3.5    Notices.....................................................    8
 3.6    Counterparts................................................    9
 3.7    Binding Effect; Assignment..................................    9
 3.8    Severability................................................    9
 3.9    Failure or Indulgence Not Waiver; Remedies Cumulative.......    9
3.10    Amendment...................................................    9
3.11    Interpretation..............................................    9

                                                                      PAGE
                                                                      ----

ARTICLE IV  DEFINITIONS.............................................   10
 4.1    Ancillary Agreement.........................................   10
 4.2    Commission..................................................   10
 4.3    Common Stock................................................   10
 4.4    Dispute.....................................................   10
 4.5    Exchange Act................................................   10
 4.6    Indemnified Party...........................................   10
 4.7    Indemnifying Party..........................................   10
 4.8    Initial Public Offering.....................................   10
 4.9    LSI Logic Group.............................................   10
4.10    New Securities..............................................   10
4.11    Person......................................................   10
4.12    Registrable Securities......................................   10
4.13    Register, Registered and Registration.......................   10
4.14    Registration Expenses.......................................   10
4.15    Restricted Securities.......................................   10
4.16    Rule 144....................................................   10
4.17    Rule 145....................................................   11
4.18    Rule 415....................................................   11
4.19    Securities Act..............................................   11
4.20    Selling Expenses............................................   11
4.21    Separation Agreement........................................   11
4.22    SSI Group...................................................   11

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "Agreement") is entered into as of March 15, 2004, between LSI Logic Corporation, a Delaware corporation ("LSI Logic"), and LSI Logic Storage Systems, Inc., a Delaware corporation ("SSI"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article IV hereof.

                                    RECITALS

     1. LSI Logic and SSI entered into a Master Separation Agreement dated as of December 31, 2003, as may be amended from time to time (the "Separation Agreement") and other Ancillary Agreements to delineate and clarify their relationship and further separate the businesses conducted by LSI Logic and SSI (the "Separation").

     2. In connection with the Separation, the parties intend that SSI grant to LSI Logic certain rights, as provided for in this Agreement, with respect to the registration of the shares of SSI capital stock held by LSI Logic and the right of first refusal of LSI Logic to purchase certain securities of SSI.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                              REGISTRATION RIGHTS

     1.1  Requested Registration.

     (a) Request for Registration.  Subject to the conditions set forth in this
Section 1.1, if SSI shall receive from LSI Logic a written request signed by an authorized officer of LSI Logic that SSI effect the registration of all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by LSI Logic), SSI shall, as soon as practicable, use its commercially reasonable efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request.

     (b) Limitations on Requested Registration. SSI shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
Section 1.1:

          (i) Prior to the time set forth in the applicable "lock up" provisions of the underwriting agreement executed by SSI and the underwriters in connection with SSI's Initial Public Offering;

          (ii) After the Company has initiated two such registrations pursuant to this Section 1.1 (counting for these purposes only registrations that have been declared or ordered effective and pursuant to which securities have been sold) in any twelve-month period; or

          (iii) If LSI Logic proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.3 hereof.

     (c) Deferral. If (i) in the good faith judgment of the Board of Directors of SSI, the filing of a registration statement covering the Registrable Securities would be materially detrimental to SSI and the Board of Directors of SSI concludes, as a result, that it is in the best interests of SSI to defer the filing of such registration statement at such time, and (ii) SSI shall furnish to LSI Logic a certificate signed by the Chairman of the Board of Directors of SSI stating that in the good faith judgment of the Board of Directors of SSI, it would be materially detrimental to SSI for such registration statement to be filed in the near future and that it is, therefore, in the best interests of SSI to defer the filing of such registration statement, then SSI shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of LSI Logic; provided, however, that SSI shall not defer its obligation in this manner more than once in any twelve-month period.

     (d) Underwriting. If LSI Logic intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise SSI as a part of its request made pursuant to this Section 1.1. In such event, the right of LSI Logic to include all or any portion of its Registrable Securities in a registration pursuant to this Section 1.1 shall be conditioned upon LSI Logic's participation in an underwriting and the inclusion of LSI Logic's Registrable Securities to the extent provided herein. If SSI shall request inclusion in any registration pursuant to Section 1.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.1, LSI Logic may, in its sole discretion, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of SSI or such other persons in such underwriting and the inclusion of SSI's and such person's other securities of SSI and their acceptance of the further applicable provisions of this Section 1. SSI shall (together with LSI Logic and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. LSI Logic and SSI shall jointly select the underwriter or underwriters for such registration.

     Notwithstanding any other provision of this Section 1.1, if the underwriters advise LSI Logic in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (i) first, to LSI Logic; and (ii) second, to SSI, which SSI may allocate, at its discretion, for its own account, or for the account of other holders or employees of SSI.

     If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from SSI, the underwriter or LSI Logic. The securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.1(d), then SSI shall offer to LSI Logic the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among LSI Logic or such other persons requesting additional inclusion, in the manner set forth above.

     1.2  Company Registration.

     (a) Company Registration. If SSI shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 1.1 or Section 1.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, SSI shall:

          (i) promptly give written notice of the proposed registration to LSI Logic; and

          (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under state securities laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by LSI Logic received by SSI within twenty (20) days after such written notice from SSI is mailed or delivered. Such written request may specify all or any portion of the Registrable Securities.

     (b) Underwriting. If the registration of which SSI gives notice is for a registered public offering involving an underwriting, SSI shall so advise LSI Logic as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of LSI Logic to registration pursuant to this Section 1.2 shall be conditioned upon LSI Logic's participation in such underwriting and the inclusion of such LSI Logic's Registrable Securities in the underwriting to the extent provided herein. If LSI Logic proposes to distribute its securities through such underwriting it shall (together with SSI) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by SSI, subject to LSI Logic's written consent, which shall not be unreasonably withheld.

     Notwithstanding any other provision of this Section 1.2, if the underwriters advise SSI in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may

(subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. SSI shall so advise LSI Logic, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) first, to SSI for securities being sold for its own account, and (ii) second, to LSI Logic; and (iii) third, to any other holders of SSI securities.

     If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from SSI or the underwriter. The securities so excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to Section 1.2(b), then SSI shall offer to LSI Logic the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among LSI Logic or such other persons requesting additional inclusion, in the manner set forth above.

     (c) Right to Terminate Registration. SSI shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not LSI Logic has elected to include securities in such registration.

     1.3  Registration on Form S-3.

     (a) Request for Form S-3 Registration. After its Initial Public Offering, SSI shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After SSI has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1 and subject to the conditions set forth in this
Section 1.3, if SSI shall receive from LSI Logic a written request that SSI effect any registration on Form S-3 or any similar short form registration statement with respect to all or any portion of the Registrable Securities (which request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by LSI Logic), SSI shall use its commercially reasonable efforts to effect such registration and to permit or facilitate the sale an distribution of all or such portion of such Registrable Securities as are specified in such request.

     (b) Deferral. The provisions of Section 1.1(c) shall apply to any registration pursuant to this Section 1.3.

     (c) Underwriting.  If LSI Logic requests registration under this Section
1.3 intending to distribute the Registrable Securities covered by its request by means of an underwriting, the provisions of Sections 1.1(d) shall apply to such registration.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 1.1, Section 1.2 and Section
1.3 hereof shall be borne by SSI; provided, however, that SSI shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1 or Section 1.3 if the registration request is subsequently withdrawn at the request of LSI Logic. All Selling Expenses relating to securities registered on behalf of LSI Logic and any other holders of securities shall be borne by LSI Logic and such other holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

     1.5 Registration Procedures. In the case of each registration effected by SSI pursuant to Section 1, SSI shall keep LSI Logic advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, SSI shall use its commercially reasonable efforts to:

          (a) Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as LSI Logic has completed the distribution described in the registration statement relating thereto;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.5(a) above;

          (c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as LSI Logic from time to time may reasonably request;

          (d) Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdiction as shall be reasonably requested by LSI Logic;

          (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

          (f) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing SSI for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to LSI Logic and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of SSI, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

          (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by SSI are then listed; and

          (j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 or Section 1.3 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock; provided, however, that such underwriting agreement contains reasonable and customary provisions, and provided further, however, that LSI Logic shall also enter into and perform its obligations under such an agreement.

     1.6  Indemnification.

     (a) To the extent permitted by law, SSI will indemnify and hold harmless LSI Logic, each of its officers, directors and partners, legal counsel, and accountants and each person controlling LSI Logic within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by SSI of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to SSI and relating to action or inaction required of SSI in connection with any offering covered by such registration, qualification, or compliance, and SSI will reimburse LSI Logic, each of its officers, directors, partners, legal counsel, and accountants and each person controlling LSI Logic, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that SSI will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to SSI by LSI Logic, any of LSI Logic's officers, directors, partners, legal counsel or accountants, any person controlling LSI Logic, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein; and provided further, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SSI (which consent shall not be unreasonably withheld).

     (b) To the extent permitted by law, LSI Logic will, if Registrable Securities held by LSI Logic are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless SSI, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of SSI's securities covered by such a registration statement, each person who controls SSI or such underwriter within the meaning of Section 15 of the Securities Act, LSI Logic, and each of its officers, directors, and partners, and each person controlling LSI Logic, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, or
(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse SSI and SSI's directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to SSI by LSI Logic and stated to be specifically for use therein; provided, however, that the obligations of LSI Logic hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of LSI Logic (which consent shall not be unreasonably withheld); and provided further, however, that in no event shall any indemnity under this Section 1.6 exceed the net proceeds from the offering received by LSI Logic.

     (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.7 Information by LSI Logic. LSI Logic shall furnish to SSI such information regarding LSI Logic and the distribution proposed by LSI Logic as SSI may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, SSI agrees to use its best efforts to:

          (a) Make and keep public information regarding SSI available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by SSI for an offering of its securities to the general public;

          (b) File with the Commission in a timely manner all reports and other documents required of SSI under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

     So long as LSI Logic owns any Restricted Securities, furnish to LSI Logic forthwith upon written request a written statement by SSI as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety
(90) days following the effective date of the first registration statement filed by SSI for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of SSI, and such other reports and documents so filed as LSI Logic may reasonably request in availing itself of any rule or regulation of the Commission allowing LSI Logic to sell any such securities without registration.

     1.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, SSI shall not, without the prior written consent of a LSI Logic, enter into any agreement with any holder or prospective holder of any securities of SSI giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to LSI Logic hereunder.

     1.10 Termination of Registration Rights. The right of LSI Logic to request registration or inclusion in any registration pursuant to Section 1.1,
Section 1.2 or Section 1.3 and the limitations on SSI with respect to the granting of subsequent registration rights pursuant to Section 1.9 shall terminate on the earlier of (i) such date, on or after the closing of the Company's Initial Public Offering, on which all shares of Registrable Securities held or entitled to be held upon conversion by LSI Logic may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) three (3) years after the closing of SSI's Initial Public Offering.

                                   ARTICLE II

                             RIGHT OF FIRST REFUSAL

     2.1 Right of First Refusal to LSI Logic. SSI hereby grants to LSI Logic (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 2.1(a)) that SSI may, from time to time, propose to sell and issue after the date of this Agreement. LSI Logic's pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by LSI Logic immediately prior to the issuance of New Securities (assuming exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by LSI Logic) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all of holders of all of SSI's securities.

     (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of SSI whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided, however, that the term "New Securities" does not include:

          (i) securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of SSI (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of SSI;

          (ii) securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities as of this date of this Agreement;

          (iii) securities offered pursuant to SSI's Initial Public Offering;

          (iv) securities issued or issuable pursuant to the acquisition of another corporation by SSI by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of SSI;

          (v) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of SSI;

          (vi) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of SSI;

          (vii) securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of SSI;

          (viii) securities of SSI which are otherwise excluded by the affirmative unanimous vote of the Board of Directors of SSI; and

          (ix) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to Section 2.1(a)(i) through Section 2.1(a)(viii) above.

     (b) In the event SSI proposes to undertake an issuance of New Securities, it shall give LSI Logic written notice of its intention, describing the type of New Securities, and their price and the general terms upon which SSI proposes to issue the same. LSI Logic shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase LSI Logic's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to SSI and stating therein the quantity of New Securities to be purchased.

     (c) In the event LSI Logic fails to exercise fully the right of first refusal within said twenty (20) day period (the "Election Period"), SSI shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell that portion of the New Securities with respect to which LSI Logic's right of first refusal option set forth in this
Section 2.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in SSI's notice to LSI Logic delivered pursuant to Section 2.1(b). In the event SSI has not sold within such sixty (60) day period following the Election Period, or such sixty (60) day period following the date of said agreement, SSI shall not thereafter issue or sell any New Securities, without first again offering such securities to LSI Logic in the manner provided in this Section 2.1.

     (d) The right of first refusal granted under this Agreement shall expire upon the earlier of (i) three (3) years after the Initial Public Offering and
(ii) the distribution by LSI Logic to the holders of its common stock, by means of a pro rata distribution, of shares of SSI Common Stock then owned by LSI Logic in a transaction intended to qualify as a tax-free distribution under section 355 of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III

                                 MISCELLANEOUS

     3.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE LSI LOGIC GROUP OR SSI GROUP BE LIABLE TO ANY OTHER MEMBER OF THE LSI LOGIC GROUP OR SSI GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EITHER PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN SECTION 1.6 HEREOF OR IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

     3.2 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the exhibits and schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

     3.3 Governing Law. This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 3.4 below.

     3.4 Dispute Resolution. Any Disputes under this Agreement shall be addressed using the same procedure set forth in the Separation Agreement.

     3.5 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties at the following addresses:

     if to LSI Logic:

     LSI Logic Corporation
     1621 Barber Lane
     Milpitas, CA 95035
     Attention: General Counsel
     Fax: (408) 433-6896

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

     if to SSI:

     LSI Logic Storage Systems, Inc.
     1621 Barber Lane
     Milpitas, CA 95035
     Attention: General Counsel
     Fax: (408) 433-8323

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     3.6 Counterparts. This Agreement, including the exhibits and schedules hereto, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     3.7 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the LSI Logic Group and each member of the SSI Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void. Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

     3.8 Severability. If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     3.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.10 Amendment. No change or amendment shall be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

     3.11 Interpretation. The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated.

                                   ARTICLE IV

                                  DEFINITIONS

     4.1 Ancillary Agreement. "Ancillary Agreement" has the meaning set forth in the Separation Agreement.

     4.2 Commission. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     4.3 Common Stock. "Common Stock" means the common stock of SSI, including any and all classes of such common stock.

     4.4  Dispute.  "Dispute" has the meaning set forth in the Separation
Agreement.

     4.5 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     4.6 Indemnified Party. "Indemnified Party" shall have the meaning set forth in Section 1.6(c) hereto.

     4.7 Indemnifying Party. "Indemnifying Party" shall have the meaning set forth in Section 1.6(c) hereto.

     4.8 Initial Public Offering. "Initial Public Offering" shall mean the closing of the SSI's first firm commitment underwritten public offering of the SSI's Class A Common Stock registered under the Securities Act.

     4.9 LSI Logic Group. "LSI Logic Group" has the meaning set forth in the Separation Agreement.

     4.10  New Securities.  "New Securities" shall have the meaning set forth in
Section 2.1(a) hereto.

     4.11  Person.  "Person" has the meaning set forth in the Separation
Agreement.

     4.12 Registrable Securities. "Registrable Securities" shall mean (i) any and all shares of Common Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

     4.13 Register, Registered and Registration. The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     4.14 Registration Expenses. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SSI and one special counsel for LSI Logic, state securities law fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for LSI Logic and the compensation of regular employees of SSI, which shall be paid in any event by SSI.

     4.15 Restricted Securities. "Restricted Securities" shall mean any Registrable Securities that have not been registered under the Securities Act.

     4.16 Rule 144. "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     4.17 Rule 145. "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

     4.18 Rule 415. "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     4.19 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     4.20 Selling Expenses. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for LSI Logic (other than the fees and disbursements of one special counsel to LSI Logic included in Registration Expenses).

     4.21 Separation Agreement. "Separation Agreement" has the meaning set forth in the Recitals hereof.

     4.22 SSI Group. "SSI Group" has the meaning set forth in the Separation Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have signed this Investor Rights Agreement effective as of the date first set forth above.

LSI LOGIC CORPORATION                          LSI LOGIC STORAGE SYSTEMS, INC.


By: /s/ WILFRED J. CORRIGAN                    By: /s/ THOMAS GEORGENS
-------------------------                      -------------------------


Name: Wilfred J. Corrigan                      Name: Thomas Georgens
-------------------------                      -------------------------

Title: Chairman/CEO                            Title: President
-------------------------                      -------------------------

                 [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

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